Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 15, 2022, with respect to the consolidated financial statements and financial statement schedule of Zoetis Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey

August 5, 2022